UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 17, 2008
VIA PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-27264	33-0687976
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification
of Incorporation)		No.)
750 Battery Street, Suite 330
San Francisco, CA 94111
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (415) 283-2200
N/A
(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Form of Restricted Stock Agreement for VIA Pharmaceuticals, Inc. 2007 Incentive Award Plan
     On December 17, 2008, the compensation committee (the “Committee”) of the board of directors (the “Board”) of VIA Pharmaceuticals, Inc. (the “Company”) adopted a form of restricted stock agreement to be used in connection with grants of restricted stock to employees, consultants and non-employee directors of the Company and its subsidiaries under the VIA Pharmaceuticals, Inc. 2007 Incentive Award Plan (the “2007 Plan”). The form of restricted stock agreement is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Restricted Stock Grants to Named Executive Officers
     On December 17, 2008, the Committee granted restricted stock under the 2007 Plan to the following named executive officers and in the following amounts:

Named Executive Officer	Number of Shares of Restricted Stock
Lawrence K. Cohen, President, CEO and Director	300,000
James G. Stewart, SVP, CFO and Secretary	125,000
Rebecca A. Taub, SVP, Research and Development	125,000
     The restricted stock is not transferable and is subject to forfeiture in the event the recipient terminates employment or service for any reason, at any time prior to vesting, whether such termination is occasioned by the recipient or the Company. 1/24th of the restricted stock vests on the 17th day of each month starting after December 17, 2008, subject to earlier vesting in full if in the discretion of the Committee the Company has entered into a partnering transaction with a pharmaceutical or biotechnology company with respect to conducting follow-on clinical trials which are reasonably expected to result in further progress of VIA-2291 toward ultimate registration with the FDA. The Company has agreed to provide the recipients with a tax “gross-up” payment with respect to their applicable income tax expenses incurred upon making an election under Section 83(b) of the Internal Revenue Code in connection with the grant of restricted stock.
Discretionary Grants to Non-Employee Directors
     On December 17, 2008, the Committee also granted each of the following non-employee directors: Richard L. Anderson, Mark N.K. Bagnall, John R. Larson, and David T. Howard, non-qualified options to purchase 10,000 shares of the Company’s common stock, par value $0.001 per share, under the Company’s 2007 Plan, at an exercise price of $0.15 per share, as compensation for their service on the Board. All options granted were fully vested on the date of grant and are exercisable for ten years from the date of grant.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

Exhibit No.	Description
10.1	VIA Pharmaceuticals, Inc. Form of Restricted Stock Agreement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIA PHARMACEUTICALS, INC.
Date: December 23, 2008	By:	/s/ James G. Stewart
James G. Stewart
Senior Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	VIA Pharmaceuticals, Inc. Form of Restricted Stock Agreement.